Exhibit 99.1

News Release

Abbott Reports Second-Quarter 2016 Results

•                 SECOND-QUARTER REPORTED SALES GROWTH OF 3.2 PERCENT; OPERATIONAL SALES GROWTH OF 6.4 PERCENT

•                 SECOND-QUARTER GAAP EPS FROM CONTINUING OPERATIONS OF $0.40; ADJUSTED EPS FROM CONTINUING OPERATIONS OF $0.55

•                 SEVERAL NEW PRODUCT APPROVALS AND LAUNCHES ACROSS DIVERSE BUSINESS PORTFOLIO

ABBOTT PARK, Ill., July 20, 2016 — Abbott today announced financial results for the second quarter ended June 30, 2016.

•                  Second-quarter worldwide sales of $5.3 billion increased 3.2 percent on a reported basis and 6.4 percent on an operational basis.

•                  Reported diluted EPS from continuing operations under GAAP was $0.40 in the second quarter. Excluding specified items, adjusted diluted EPS from continuing operations was $0.55 in the second quarter, above the previous guidance range.

•                  Abbott’s full-year 2016 EPS for continuing operations under GAAP is projected to be $1.26 to $1.36. Projected full-year 2016 adjusted EPS for continuing operations remains unchanged at $2.14 to $2.24.

•                  In July, Abbott received U.S. FDA approval for Absorb TM, the only fully dissolving heart stent, as well as U.S. FDA approval for TECNIS® Symfony intraocular lenses for the treatment of cataracts, the first and only extended depth of focus lenses for people with cataracts.

•                  In the second quarter, Abbott announced the global launch of AlinIQ, the first-of-its-kind informatics solution with enhanced capabilities to help diagnostics laboratories increase productivity and flexibility in managing data throughout hospital networks.

•                  On April 28, 2016, Abbott announced an agreement to acquire St. Jude Medical, Inc. The transaction will create a premier medical device leader with a highly competitive portfolio that will include an industry-leading pipeline across cardiovascular, neuromodulation, diabetes and vision care.

“It was a good quarter,” said Miles D. White, chairman and chief executive officer, Abbott. “We’re particularly pleased with the steady cadence of new product approvals and recent launches that are contributing to growth, including FreeStyle Libre, MitraClip, Absorb and Symfony.”

—more—

SECOND-QUARTER BUSINESS OVERVIEW

Following are sales by business segment and commentary for the second quarter and first half of the year:

Total Company

($ in millions)

				% Change vs. 2Q15
	Sales 2Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total *	1,655	3,678	5,333	4.0	2.8	7.5	3.2	6.4
Nutrition	750	990	1,740	3.0	0.2	5.3	1.4	4.3
Diagnostics	361	865	1,226	3.0	4.5	7.3	4.1	6.0
Established Pharmaceuticals	—	980	980	n/a	0.4	9.5	0.4	9.5
Medical Devices	535	837	1,372	6.1	6.6	7.3	6.4	6.8

* Total Abbott Sales from continuing operations include Other Sales of $15 million.

				% Change vs. 1H15
	Sales 1H16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total *	3,186	7,032	10,218	3.0	0.8	7.0	1.5	5.8
Nutrition	1,469	1,942	3,411	3.9	(1.5)	4.6	0.8	4.3
Diagnostics	700	1,644	2,344	3.3	3.2	7.7	3.2	6.4
Established Pharmaceuticals	—	1,868	1,868	n/a	(0.3)	10.2	(0.3)	10.2
Medical Devices	1,001	1,568	2,569	1.2	2.8	5.4	2.1	3.7

* Total Abbott Sales from continuing operations include Other Sales of $26 million.

n/a = Not Applicable.

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates. In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Second-quarter 2016 worldwide sales of $5.3 billion increased 3.2 percent on a reported basis, including an unfavorable 3.2 percent effect of foreign exchange, and increased 6.4 percent on an operational basis.

International sales increased 2.8 percent on a reported basis and 7.5 percent on an operational basis in the second quarter. International operational growth was led by strong performance across all of Abbott’s business segments.

Emerging market sales increased 1.1 percent on a reported basis and 8.5 percent on an operational basis in the second quarter. Excluding the impact of Venezuelan operations, emerging market sales would have increased 4.8 percent on a reported basis and 12.4 percent on an operational basis.

Nutrition

($ in millions)

				% Change vs. 2Q15
	Sales 2Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	750	990	1,740	3.0	0.2	5.3	1.4	4.3
Pediatric	425	547	972	5.8	(3.4)	1.6	0.4	3.4
Adult	325	443	768	(0.6)	5.1	10.3	2.6	5.5

				% Change vs. 1H15
	Sales 1H16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	1,469	1,942	3,411	3.9	(1.5)	4.6	0.8	4.3
Pediatric	828	1,111	1,939	5.3	(2.8)	2.9	0.5	3.9
Adult	641	831	1,472	2.2	0.3	7.0	1.1	4.9

Worldwide Nutrition sales increased 1.4 percent on a reported basis in the second quarter, including an unfavorable 2.9 percent effect of foreign exchange, and increased 4.3 percent on an operational basis. Excluding the impact of Venezuelan operations, worldwide Nutrition sales would have increased 3.3 percent on a reported basis and 6.2 percent on an operational basis.

Worldwide Pediatric Nutrition sales increased 0.4 percent on a reported basis in the second quarter, including an unfavorable 3.0 percent effect of foreign exchange, and increased 3.4 percent on an operational basis. Sales growth in the quarter was led by above-market growth in the U.S. with continued uptake of recently launched products, including infant and toddler non-GMO products, as well as strong performance across several countries in Latin America and Asia.

Worldwide Adult Nutrition sales increased 2.6 percent on a reported basis in the second quarter, including an unfavorable 2.9 percent effect of foreign exchange, and increased 5.5 percent on an operational basis. Operational sales growth in the quarter was led by strong growth of Abbott’s complete and balanced nutrition brand, Ensure®, and double-digit growth internationally.

Diagnostics

($ in millions)

				% Change vs. 2Q15
	Sales 2Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	361	865	1,226	3.0	4.5	7.3	4.1	6.0
Core Laboratory	206	772	978	0.1	4.3	7.1	3.4	5.6
Molecular	51	68	119	1.1	3.6	5.9	2.5	3.8
Point of Care	104	25	129	10.2	17.2	17.4	11.5	11.5

				% Change vs. 1H15
	Sales 1H16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	700	1,644	2,344	3.3	3.2	7.7	3.2	6.4
Core Laboratory	396	1,467	1,863	1.2	3.2	7.8	2.8	6.4
Molecular	98	129	227	(0.5)	0.2	4.6	(0.1)	2.4
Point of Care	206	48	254	9.7	12.1	13.4	10.1	10.4

Worldwide Diagnostics sales increased 4.1 percent on a reported basis in the second quarter, including an unfavorable 1.9 percent effect of foreign exchange, and increased 6.0 percent on an operational basis.

Core Laboratory Diagnostics sales increased 3.4 percent on a reported basis in the second quarter, including an unfavorable 2.2 percent effect of foreign exchange, and increased 5.6 percent on an operational basis. Operational sales growth in the quarter was led by double-digit growth in emerging markets. During the quarter, Abbott launched AlinIQ, a first-of-its-kind professional services and informatics solution that enhances diagnostic laboratory productivity and flexibility in managing data throughout hospital networks.

Molecular Diagnostics sales increased 2.5 percent on a reported basis in the second quarter, including an unfavorable 1.3 percent effect of foreign exchange, and increased 3.8 percent on an operational basis. As expected, continued strong growth in Abbott’s infectious disease testing business was partially offset by the planned scale down of its genetics business.

Point of Care Diagnostics sales increased 11.5 percent on a reported and operational basis. Double-digit sales growth was led by continued adoption of Abbott’s i-STAT® handheld system in the U.S. and international markets.

Established Pharmaceuticals

($ in millions)

				% Change vs. 2Q15
	Sales 2Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	—	980	980	n/a	0.4	9.5	0.4	9.5
Key Emerging Markets	—	754	754	n/a	3.9	15.9	3.9	15.9
Other	—	226	226	n/a	(9.9)	(9.1)	(9.9)	(9.1)

				% Change vs. 1H15
	Sales 1H16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	—	1,868	1,868	n/a	(0.3)	10.2	(0.3)	10.2
Key Emerging Markets	—	1,388	1,388	n/a	0.5	14.0	0.5	14.0
Other	—	480	480	n/a	(2.6)	(0.4)	(2.6)	(0.4)

Established Pharmaceuticals sales increased 0.4 percent on a reported basis in the second quarter, including an unfavorable 9.1 percent effect of foreign exchange, and increased 9.5 percent on an operational basis. Excluding the impact of Venezuelan operations, Established Pharmaceuticals sales would have increased 4.6 percent on a reported basis and 14.1 percent on an operational basis.

Key Emerging Markets include India, Russia, Brazil and China, along with several additional emerging markets that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these key geographies increased 3.9 percent on a reported basis and 15.9 percent on an operational basis. Operational sales growth was led by continued strong growth in India, which comprises more than 20 percent of Abbott’s Established Pharmaceuticals sales, as well as Russia, China and several countries throughout Latin America.

Medical Devices

($ in millions)

				% Change vs. 2Q15
	Sales 2Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	535	837	1,372	6.1	6.6	7.3	6.4	6.8
Vascular	346	436	782	16.4	2.7	3.6	8.3	8.9
Diabetes Care	73	210	283	(21.6)	13.4	15.2	1.7	2.8
Medical Optics	116	191	307	1.9	9.1	7.7	6.2	5.4

Vascular Product Lines:
Coronary Devices(a)	202	367	569	3.9	1.2	2.0	2.1	2.6
Endovascular(b)	77	68	145	8.5	10.5	12.3	9.4	10.2

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

				% Change vs. 1H15
	Sales 1H16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	1,001	1,568	2,569	1.2	2.8	5.4	2.1	3.7
Vascular	635	832	1,467	9.3	(0.8)	1.9	3.3	5.0
Diabetes Care	142	384	526	(26.8)	9.3	13.2	(3.6)	(1.1)
Medical Optics	224	352	576	4.5	5.0	6.0	4.8	5.4

Vascular Product Lines:
Coronary Devices(a)	396	703	1,099	4.4	(2.2)	0.4	0.1	1.8
Endovascular(b)	150	128	278	9.0	6.8	10.5	7.9	9.7

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales increased 6.4 percent on a reported basis in the second quarter, including an unfavorable 0.4 percent effect of foreign exchange, and increased 6.8 percent on an operational basis.

Worldwide sales of Vascular products increased 8.3 percent on a reported basis in the second quarter, including an unfavorable 0.6 percent effect of foreign exchange, and increased 8.9 percent on an operational basis. Sales were favorably impacted by the resolution of previously disputed third-party royalty revenue related to the prior year. Excluding this impact, worldwide sales of Vascular products would have increased 4.1 percent on a reported basis and 4.7 percent on an operational basis, and U.S. sales would have increased 6.2 percent on a reported and operational basis.

Sales growth in Vascular products was led by double-digit growth of MitraClip®, Abbott’s device for the treatment of mitral regurgitation, as Abbott continues to build the market for this first-in-class device. Double-digit operational sales growth in Abbott’s Endovascular business was driven by vessel closure products and Supera®, Abbott’s unique peripheral stent for the treatment of blockages in the leg. In July, the U.S. FDA approved Abbott’s Absorb bioresorbable stent, the only fully dissolving heart stent. Absorb offers a unique benefit to patients, as it is designed to treat coronary artery disease like a metallic stent, but then disappears after the artery is healed, leaving no metal behind to restrict natural vessel motion.

Worldwide Diabetes Care sales increased 1.7 percent on a reported basis in the second quarter, including an unfavorable 1.1 percent effect of foreign exchange, and increased 2.8 percent on an operational basis. International sales growth was driven by continued consumer uptake of FreeStyle® Libre, Abbott’s revolutionary Flash Glucose Monitoring System that eliminates routine finger sticks and finger-stick calibration. In the U.S., sales were impacted by competitive and market dynamics.

Worldwide Medical Optics sales increased 6.2 percent on a reported basis in the second quarter, including a favorable 0.8 percent effect of foreign exchange, and increased 5.4 percent on an operational basis. Operational sales growth was driven by continued market uptake of cataract products in the premium intraocular lens segment. In July, Abbott received U.S. FDA approval for the TECNIS Symfony intraocular lenses, the first and only lenses in the U.S. that provide a full range of continuous high-quality vision following cataract surgery.

ABBOTT’S FULL-YEAR EARNINGS-PER-SHARE GUIDANCE

Abbott projects earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) of $1.26 to $1.36 for the full year 2016.

Abbott forecasts net specified items for the full year 2016 of approximately $0.88 per share. Specified items include intangible amortization expense, the impact of the Venezuelan currency devaluation in the first quarter, expenses associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses, partially offset by the favorable resolution of various tax positions from prior years.

Excluding specified items, projected earnings per share from continuing operations remains unchanged at $2.14 to $2.24 for the full year 2016.

ABBOTT DECLARES 370TH QUARTERLY DIVIDEND

On June 10, 2016, the board of directors of Abbott declared the company’s quarterly dividend of $0.26 per share. Abbott’s cash dividend is payable Aug. 15, 2016, to shareholders of record at the close of business on July 15, 2016.

Abbott is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 74,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live second-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available after 11 a.m. Central time.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2015, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, (224) 668-0791

Michael Comilla, (224) 668-1872

Jeffrey Byrne, (224) 668-8808

Abbott Media:

Darcy Ross, (224) 667-3655

Elissa Maurer, (224) 668-3309

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Second Quarter Ended June 30, 2016 and 2015

(in millions, except per share data)

(unaudited)

	2Q16	2Q15	% Change
Net Sales	$5,333	$5,170	3.2

Cost of products sold, excluding amortization expense	2,287	2,218	3.1
Amortization of intangible assets	145	151	(4.0)
Research and development	348	345	0.9
Selling, general, and administrative	1,737	1,727	0.6
Total Operating Cost and Expenses	4,517	4,441	1.7

Operating earnings	816	729	11.9

Interest expense, net	83	17	n/m
Net foreign exchange (gain) loss	10	5	77.0
Other (income) expense, net	8	(279)	n/m	1)
Earnings from Continuing Operations before taxes	715	986	(27.4)

Tax expense on Earnings from Continuing Operations	116	200	(42.0)
Earnings from Continuing Operations	599	786	(23.8)

Earnings (Loss) from Discontinued Operations, net of taxes	16	(1)	n/m
Gain (Loss) on Sale of Discontinued Operations, net of taxes	—	(1)	n/m
Net Earnings (Loss) from Discontinued Operations, net of taxes	16	(2)	n/m

Net Earnings	$615	$784	(21.5)

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$812	$786	3.3	2)

Diluted Earnings per Common Share from:
Continuing Operations	$0.40	$0.52	(23.1)
Discontinued Operations	0.01	—	n/m
Total	$0.41	$0.52	(21.2)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.55	$0.52	5.8	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,480	1,504

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2015 Other (income) expense includes a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition, both reported as specified items.

2)             2016 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $213 million, or $0.15 per share, for intangible amortization expense, expenses primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses.

2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of less than $1 million as intangible amortization expense, expenses associated with cost reduction initiatives and expenses related to acquisitions were offset by a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Half Ended June 30, 2016 and 2015

(in millions, except per share data)

(unaudited)

	1H16	1H15	% Change
Net Sales	$10,218	$10,067	1.5

Cost of products sold, excluding amortization expense	4,427	4,299	3.0
Amortization of intangible assets	289	307	(5.8)
Research and development	727	658	10.5
Selling, general, and administrative	3,435	3,464	(0.8)
Total Operating Cost and Expenses	8,878	8,728	1.7

Operating earnings	1,340	1,339	0.1

Interest expense, net	108	33	n/m
Net foreign exchange (gain) loss	488	(49)	n/m	1)
Other (income) expense, net	27	(284)	n/m
Earnings from Continuing Operations before taxes	717	1,639	(56.3)

Tax expense on Earnings from Continuing Operations	62	324	(80.9)	2)
Earnings from Continuing Operations	655	1,315	(50.2)

Earnings from Discontinued Operations, net of taxes	260	25	n/m
Gain on Sale of Discontinued Operations, net of taxes	16	1,736	(99.1)
Net Earnings from Discontinued Operations, net of taxes	276	1,761	(84.3)	3)

Net Earnings	$931	$3,076	(69.7)

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$1,427	$1,505	(5.2)	4)

Diluted Earnings per Common Share from:
Continuing Operations	$0.44	$0.87	(49.4)
Discontinued Operations	0.19	1.16	(83.6)	3)
Total	$0.63	$2.03	(69.0)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.96	$0.99	(3.0)	4)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,482	1,511

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Net foreign exchange (gain) loss includes a loss of $477 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate, which is the Venezuelan government’s official floating exchange rate.

2)             2016 Tax expense on Earnings from Continuing Operations includes the impact of a net tax benefit of approximately $145 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela.

3)             2016 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes primarily reflect the impact of a net tax benefit of $266 million as a result of the resolution of various tax positions from prior years.

2015 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes reflect the after-tax gain of $1.736 billion on the sale of the developed markets branded generics pharmaceuticals and animal health businesses to Mylan on Feb. 27, 2015 and Zoetis on Feb. 10, 2015, respectively; the first-quarter financial results from these businesses up to the date of sale; and a favorable adjustment to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations.

4)             2016 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $772 million, or $0.52 per share, for intangible amortization expense, the foreign exchange loss related to Venezuela, expenses associated with acquisitions, including bridge facility fees, and other charges related to cost reduction initiatives and other expenses, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $190 million, or $0.12 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and expenses related to acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Second Quarter Ended June 30, 2016 and 2015

(in millions, except per share data)

(unaudited)

	2Q16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$145	$(145)	—
Gross Margin	2,901	170	$3,071	57.6%
R&D	348	(1)	347	6.5%
SG&A	1,737	(54)	1,683	31.6%
Interest expense, net	83	(57)	26
Other (income) expense, net	8	(1)	7
Earnings from Continuing Operations before taxes	715	283	998
Taxes on Earnings from Continuing Operations	116	70	186
Net Earnings from Continuing Operations	599	213	812
Diluted Earnings per Share from Continuing Operations	$0.40	$0.15	$0.55

Specified items reflect intangible amortization expense of $145 million, and other expenses of $138 million, primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses.

	2Q15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$151	$(151)	—
Gross Margin	2,801	185	$2,986	57.8%
R&D	345	(20)	325	6.3%
SG&A	1,727	(67)	1,660	32.1%
Other (income) expense, net	(279)	287	8
Earnings from Continuing Operations before taxes	986	(15)	971
Taxes on Earnings from Continuing Operations	200	(15)	185
Net Earnings from Continuing Operations	786	—	786
Diluted Earnings per Share from Continuing Operations	$0.52	—	$0.52

Specified items reflect intangible amortization expense of $151 million and other expenses of $121 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock of $207 million and a decrease in the fair value of contingent consideration related to a business acquisition.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Half Ended June 30, 2016 and 2015

(in millions, except per share data)

(unaudited)

	1H16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$289	$(289)	—
Gross Margin	5,502	342	$5,844	57.2%
R&D	727	(46)	681	6.7%
SG&A	3,435	(97)	3,338	32.7%
Interest expense, net	108	(69)	39
Net foreign exchange (gain) loss	488	(477)	11
Other (income) expense, net	27	(5)	22
Earnings from Continuing Operations before taxes	717	1,036	1,753
Taxes on Earnings from Continuing Operations	62	264	326
Net Earnings from Continuing Operations	655	772	1,427
Diluted Earnings per Share from Continuing Operations	$0.44	$0.52	$0.96

Specified items reflect intangible amortization expense of $289 million, the impact of the foreign exchange loss in Venezuela of $477 million, and other expenses of $270 million, primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses, partially offset by a net tax benefit of approximately $145 million as a result of the resolution of various tax positions from prior years.

	1H15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$307	$(307)	—
Gross Margin	5,461	371	$5,832	57.9%
R&D	658	(22)	636	6.3%
SG&A	3,464	(109)	3,355	33.3%
Other (income) expense, net	(284)	282	(2)
Earnings from Continuing Operations before taxes	1,639	220	1,859
Taxes on Earnings from Continuing Operations	324	30	354
Net Earnings from Continuing Operations	1,315	190	1,505
Diluted Earnings per Share from Continuing Operations	$0.87	$0.12	$0.99

Specified items reflect intangible amortization expense of $307 million and other expenses of $200 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock of $207 million and a decrease in the fair value of contingent consideration related to a business acquisition.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the second-quarter tax rates for continuing operations for 2016 and 2015 is shown below:

	2Q16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$715	$116	16.2%
Specified items	283	70
Excluding specified items	$998	$186	18.6%

	2Q15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$986	$200	20.2%
Specified items	(15)	(15)
Excluding specified items	$971	$185	19.0%

A reconciliation of the year-to-date tax rates for continuing operations for 2016 and 2015 is shown below:

	1H16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$717	$62	8.6	% 1)
Specified items	1,036	264
Excluding specified items	$1,753	$326	18.6%

	1H15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,639	$324	19.7%
Specified items	220	30
Excluding specified items	$1,859	$354	19.0%

1)             Reported tax rate on a GAAP basis for 2016 includes the impact of a net tax benefit of approximately $145 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela.

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